SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Definitive Agreements

The following descriptions of the Transaction Agreement (defined below) and the Senior Bank Facility Amending Agreement (defined below), do not purport to be complete and are qualified in their entirety by reference, respectively, to Exhibits 10.1 and 10.2 hereto that are incorporated by reference herein.

Transaction Agreement

On November 26, 2008, the Registrant entered into a transaction agreement (the “Transaction Agreement”) with MI Developments Inc. (“MID”), the Registrant’s controlling shareholder, and entities affiliated with the Registrant’s Chairman and Chief Executive Officer, Frank Stronach (the “Stronach Group”), to implement a proposed reorganization of MID that includes the spin-off of the Registrant to MID’s existing shareholders. The Transaction Agreement contemplates, among other things, a multi-step series of proposed transactions designed to recapitalize and reposition the Registrant to enable it to pursue its strategy of horse racing, gaming and entertainment on a standalone basis. The proposed transactions include:

Stage One – Immediate Transactions

•                  new financing being made available to the Registrant by MID in an aggregate principal amount of up to $50 million (the “New Loan First Tranche”) to fund the Registrant’s operations and up to $75 million (the “New Loan Second Tranche”) to fund the Registrant’s Laurel Park video lottery terminals (“VLTs” or “slots”) license application and related matters and, if Laurel Park is awarded a slots license, the construction of a temporary slots facility;

•                  MID has extended to March 31, 2009, subject to certain acceleration provisions, (i) the maturity date of the existing bridge loan (the “Bridge Loan”) from an MID subsidiary (the “MID Lender”), (ii) the repayment deadline for $100 million under the project financing facility from the MID Lender for Gulfstream Park (the “Gulfstream Facility”) and (iii) the date until which repayments under the Gulfstream Facility and the project financing facility from the MID Lender for Remington Park (the “Remington Facility”) will not be subject to a make-whole payment;

•                  the Registrant has covenanted to use commercially reasonable efforts to sell or enter into joint ventures in respect of its assets, including its core racetrack assets;

Stage Two – Transactions following MID Shareholder Approval

•                  sales of real estate assets in California and Florida by the Registrant to MID for their fair market value;

•                  further extensions of the Bridge Loan, the New Loan First Tranche and the Gulfstream Facility $100 million repayment obligation to December 14, 2009;

•                  an increase in the amount of the New Loan First Tranche by $25 million to up to $75 million;

•                  amendments to the New Loan First Tranche, the Bridge Loan, the Gulfstream Facility and the Remington Facility to, among other things, enable the Registrant to repay such facilities in full with, at the Registrant’s option, cash and/or MEC Class A Subordinate Voting Stock (“MEC Class A Stock”);

•                  a forbearance agreement that prohibits new transactions between MID and the Registrant unless such transactions are approved by a majority of the minority holders of Class A Subordinate Voting Shares of MID (“MID Class A Shares”);

Stage Three – Transactions following Retirement of Convertible Subordinated Notes

•                  provided that the Registrant has fully retired its outstanding 7.25% Convertible Subordinated Notes due December 15, 2009 and 8.55% Convertible Subordinated Notes due June 15, 2010 (collectively, the “MEC Subordinated Notes”) by December 14, 2009:

•                  all of the Registrant’s indebtedness to MID (other than the New Loan Second Tranche) will be repaid, at the Registrant’s option, either in cash or MEC Class A Stock (or a combination of the two), and MID will distribute all such cash and MEC Class A Stock to MID’s shareholders;

•                  the Registrant will sell to the Stronach Group $30 million of Class B Stock of MEC (“MEC Class B Stock”); and

•                  the Registrant will be controlled directly by the Stronach Group and MID will no longer have any ownership interest in MEC.

Certain of the transactions are proposed to be effected by way of a statutory plan of arrangement involving MID, the Registrant and the Stronach Group that would be subject to approval by MID’s shareholders and the Ontario Superior Court of Justice. The Registrant understands that MID’s shareholder meeting to consider the reorganization proposal is expected to take place in the first quarter of 2009.

The transactions proposed to be undertaken by the Registrant following MID shareholder approval and the retirement of the MEC Subordinated Notes are subject to regulatory approval, including the approval of the Toronto Stock Exchange.

Additional Details

Immediate Transactions

(i)                                     MEC Asset Sales and Joint Ventures

Pursuant to the Transaction Agreement, the Registrant has agreed to use its commercially reasonable efforts to sell or enter into joint ventures in respect of its assets, including its core racetrack assets, that will result in the Registrant receiving net sale proceeds or joint venture payments sufficient to retire the MEC Subordinated Notes no later than December 14, 2009.

(ii)                                  MID Loans to the Registrant

The maturity dates and repayment deadlines under all existing loans from the MID Lender to the Registrant and its subsidiaries (comprised of the Bridge Loan and the Gulfstream Facility and Remington Facility) will be extended to March 31, 2009.  In the event that the reorganization transaction does not receive the requisite MID shareholder approval or is abandoned or withdrawn, the maturity dates and repayment deadlines will be accelerated to thirty days following such event.  In connection with the extension to March 31, 2009 of the Bridge Loan maturity date and the Gulfstream Facility $100 million repayment obligation, the Registrant incurred fees of $2.5 million and $2.0 million, respectively.

MID will make available to the Registrant a new loan in two tranches (collectively the “New Loan”). The New Loan First Tranche will be in the amount of up to $50 million (plus costs and fees) and is intended to support the Registrant’s operations through to the special meeting of MID’s shareholders to consider the reorganization proposal.  The funds are to be used solely to fund (i) operations, (ii) payments of principal or interest and other costs under the New Loan and under other loans provided by MID to the Registrant, (iii) mandatory payments of interest in connection with other of the Registrant’s existing debt, (iv) maintenance capital expenditures and (v) capital expenditures required pursuant to the terms of the Registrant’s joint venture arrangements with Forest City Enterprises in Florida and Caruso Affiliated in California.  The New Loan First Tranche will mature on March 31, 2009, subject to the same accelerated maturity as described above for the existing loans. The Registrant incurred a fee of $1.0 million in connection with the New Loan First Tranche.

The New Loan Second Tranche will be available for drawdown:

(i)                         in an amount of up to $45 million to fund the application by the Registrant’s subsidiary that owns and operates Laurel Park in Anne Arundel County for a Maryland slots license, following MID’s satisfaction with the slots license application and related matters; and

(ii)                      in an amount of up to an additional $30 million to fund the construction of the temporary slots facility at Laurel Park, following receipt of the Maryland slots license and following MID’s satisfaction with the municipal approvals, design and construction of the temporary facility.

At such time as the New Loan Second Tranche is made available, the New Loan will be guaranteed by The Maryland Jockey Club (“MJC”) group of companies and secured by all of such companies’ assets.  The New Loan Second Tranche matures on December 31, 2011, but will become due (i) ninety days following the Laurel Park slots application being denied or withdrawn, (ii) immediately on the closing of any sale of Laurel Park or (iii) immediately on the closing of any new debt financing in connection with Laurel Park slots.  The Registrant will be required to repay the New Loan Second Tranche with any refunds of any fees if the Laurel Park slots application is denied or withdrawn.

Transactions Following MID Shareholder Approval

The following proposed transactions are conditional upon MID shareholder approval being obtained at MID’s meeting of shareholders to consider the reorganization proposal, expected to take place in the first quarter of 2009.

(i)                                     MID Real Estate Purchases

MID will purchase for cash from the Registrant’s development lands in Aventura and Ocala, Florida and Dixon, California, additional acreage in Palm Meadows, Florida (required to complete MID’s existing recently rezoned development) and the Registrant’s membership interest in, and land underlying, the Registrant’s joint venture with Forest City Enterprises at Gulfstream Park.  The purchase price for such real estate assets will be the fair market value of such assets as of November 26, 2008 as determined by negotiation between the Special Committees of MID and the Registrant.  The Registrant estimates the aggregate price will be approximately $100 – $120 million.

The Registrant will use part of the proceeds from the asset sales to MID to repay its $40 million Senior Bank Facility and its $4.5 million bank term loan in connection with the Registrant’s subsidiary AmTote International, Inc.

(ii)                                  MID Loans to the Registrant

MID will:

i.                                          extend the maturity dates of the Bridge Loan, the New Loan First Tranche and the Gulfstream Facility $100 million repayment obligation to December 14, 2009;

ii.                                       increase the amount of the New Loan First Tranche by $25 million to up to $75 million for use by the Registrant solely to contribute to the retirement of the MEC Subordinated Notes; and

iii.                                    amend all loans between MID and the Registrant (other than the New Loan Second Tranche) to provide for (a) the deferral of interest and principal repayments until maturity or repayment, (b) the right of the Registrant to repay such loans either in cash or MEC Class A Stock (or a combination of the two) following the retirement by the Registrant of all of the MEC Subordinated Notes) and (c) the requirement that any proceeds received by the Registrant from equity raises, asset sales (other than to MID as part of the reorganization), joint ventures or other transactions be placed into an escrow account with MID.

The conversion price for the loans (the “Loan Conversion Price”) will be $1.1519 per share, being the volume-weighted average price of the MEC Class A Stock on NASDAQ for the five trading days immediately preceding November 26, 2008 release less a 15% discount.

MID will hold the escrow funds as security for the loans to the Registrant, and the Registrant will be permitted to use the funds held in escrow solely (i) to prepay in cash, from time to time, in the following order of priority, the Gulfstream Facility, the Bridge Loan, the New Loan First Tranche and the Remington Facility (without being charged any mark-to-market or make-whole payment in relation to any such prepayment) and (ii) to retire all of the MEC Subordinated Notes.  Any cash received by MID pursuant to a prepayment of the Gulfstream Facility, the Bridge Loan, the New Loan First Tranche or the Remington Facility will be distributed to MID shareholders, either as a special distribution or pursuant to an issuer bid for MID Class A Shares.

(iii)                               MID Forbearance with the Registrant

MID will agree that, other than pursuant to existing arrangements or as contemplated by the reorganization proposal, it will not, without the prior approval of the majority of the votes cast by minority holders of MID Class A Shares, (a) enter the horseracing or gaming business or enter into any transactions with entities in the horseracing or gaming business, (b) make any further debt or equity investment in, or otherwise give financial assistance to, the Registrant or (c) enter into any transactions with, or provide any services or personnel to, the Registrant except for enforcing its rights under the terms of existing arrangements and/or making non-material amendments, waivers or modifications thereto.

Transactions Following Retirement of MEC Subordinated Notes

(i)                                     Existing MEC Class B Stock Held by MID

On the date on which the Registrant has retired all of the MEC Subordinated Notes, MID will sell to the Stronach Group 335,000 shares of MEC Class B Stock for $1.3552 per share, representing the volume-weighted average price of the MEC Class A Stock on NASDAQ for the five trading days immediately preceding November 26, 2008.

(ii)                                  Conversion of MID Debt and Spin-off of the Registrant

On the date that is 45 days following the Registrant’s retirement of all of the MEC Subordinated Notes, all indebtedness (including deferred interest) owed by the Registrant and its subsidiaries to MID and its subsidiaries (other than the New Loan Second Tranche) that has not been repaid in cash will be converted into MEC Class A Stock at the loan conversion price (the “Loan Conversion Price”). The Conversion Price for the loans will be $1.1519 per share, being the volume-weighted average price of the MEC Class A Stock on NASDAQ for the five trading days immediately preceding November 26, 2008 less a 15% discount.

As soon as reasonably practicable thereafter, MID will spin off to holders of MID shares (including the Stronach Group on all its MID shares) on a pro rata basis all the MEC Class A Stock received on conversion of the loans.

(iii)                               Issuance of Stock to the Stronach Group by the Registrant

The Registrant will issue to the Stronach Group at a price per share equal to the Loan Conversion Price (i) $30 million of MEC Class B Stock and (ii) at the option of the Stronach Group, an additional number of MEC Class B Stock that, together with the MEC Class B Stock sold to the Stronach Group by MID and those acquired from MEC, will represent a pro forma 60% voting interest in the Registrant.

Senior Bank Facility Amending Agreement

On November 26, 2008 the Registrant extended the maturity date of its $40 million senior secured revolving credit facility (the “Senior Bank Facility”) with a Canadian chartered bank from November 28, 2008 to March 16, 2009, subject to certain acceleration provisions. The Registrant incurred a fee of $1.75 million in connection with the extension of the Senior Bank Facility.

Item 3.02                                             Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

The amount of MEC Class A Stock to be issued, if any, in connection with the future conversion of MID Debt and the amount of MEC Class B Stock to be issued to the Stronach Group cannot be determined at this time.  The Registrant expects that the issuance of any such securities will be made pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended. The use of any proceeds received from the sale of the Class B Stock will be determined at the time of such sale.

Item 8.01                                             Other Events

Special Committee Process

The terms of the Transaction Agreement were considered by the Special Committee of MEC’s board of directors consisting of Jerry D. Campbell (Chairman), Anthony Campbell and William J. Menear. The Transaction Agreement was unanimously approved by MEC’s board following a favorable recommendation of the Special Committee. The Special Committee retained independent legal and financial advisors to assist in its deliberations in respect of the Transaction Agreement.

Item 9.01                                             Financial Statements And Exhibits.

(d) Exhibits

Exhibit	Index
10.1

Transaction Agreement dated November 26, 2008 between The Stronach Trust, Fair Enterprise Limited and their respect Subsidiaries (including 445327 Ontario Limited but excluding MI Developments Inc., Magna Entertainment Corp. and Magna International Inc. and their respective Subsidiaries)

10.2	Amending Agreement between the Registrant, the Guarantors set forth therein and the Bank of Montreal, made as of November 26, 2008 to amend the Senior Bank Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

December 2, 2008	by:	/S/WILLIAM G. FORD
William G. Ford,
Secretary